As filed with the Securities and Exchange Commission on February 23, 2010

Registration No. 333-144697

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MF GLOBAL HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6200	98-0551260
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

MF Global Holdings Ltd. Amended and Restated 2007 Long Term Incentive Plan

MF Global Holdings Ltd. Employee Stock Purchase Plan

(Full Title of Plans)

717 Fifth Avenue

New York, NY 10022

(212) 589-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurie R. Ferber, Esq.

717 Fifth Avenue

New York, NY 10022

(212) 589-6200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

David B. Harms, Esq.

Catherine M. Clarkin, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Amendment”) to Registration Statement No. 333-144697, dated July 19, 2007 (the “Registration Statement”), is being filed by MF Global Holdings Ltd. (the “Company”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to add Exhibit 24.1, the Powers of Attorney, and to add Exhibit 5.2, the Opinion of Sullivan & Cromwell LLP, counsel to the Company. The Registration Statement is hereby amended to add Exhibit 5.2 and Exhibit 24.1 as exhibits to the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Index to Exhibits attached hereto.

II - 1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of February, 2010.

MF GLOBAL HOLDINGS LTD.

By	/S/ J. RANDY MACDONALD
Name:	J. Randy MacDonald
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the indicated capacities on the 23rd day of February, 2010.

Signature	Position

*	Director and Chief Executive Officer (Principal Executive Officer)
Bernard W. Dan

*	Non-Executive Chairman of the Board of Directors
Alison J. Carnwath

/S/ J. RANDY MACDONALD	Chief Financial Officer (Principal Financial Officer)
J. Randy MacDonald

*	Chief Accounting Officer (Principal Accounting Officer)
Henri J. Steenkamp

*	Director
Eileen S. Fusco

*	Director
Martin Glynn

*	Director
Edward L. Goldberg

*	Director
David I. Schamis

*	Director
David Gelber

*	Director
Robert S. Sloan

*	Director
David P. Bolger

*By:	/S/ J. RANDY MACDONALD
J. Randy MacDonald
Attorney-in-Fact

II - 2

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of MF Global Holdings Ltd. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K12G3, filed on January 5, 2010 (File. No. 000-53867)).

3.2	By-Laws of MF Global Holdings Ltd. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K12G3, filed on January 5, 2010 (File. No. 000-53867)).

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K12G3, filed on January 5, 2010 (File. No. 000-53867)).

4.2	Form of Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.3 of MF Global Ltd.’s Registration Statement on Form F-1, filed on July 6, 2007, relating to MF Global Ltd.’s initial public offering of its common shares, as amended (File No. 333-143395)).

4.3	Amendment No. 1 to the Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent, dated as of May 20, 2008 (incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed on June 13, 2008 (File No. 001-33590)).

4.4	Amendment No. 2 to the Rights Agreement between MF Global Ltd. and Computershare Trust Company, N.A., as Rights Agent, dated as of January 4, 2010 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K12G3, filed on January 5, 2010 (File. No. 000-53867)).

4.5	Amendment No. 1 to the MF Global Ltd. Amended and Restated 2007 Long Term Incentive Plan, effective as of January 4, 2010.*

4.6	Amendment No. 1 to the MF Global Ltd. Employee Stock Purchase Plan, effective as of January 4, 2010.*

5.1	Opinion of Sullivan & Cromwell LLP.*

5.2	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.*

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.2).

24.1	Powers of Attorney.

*	Previously filed.